Exhibit 99.1

Dear All,

It is with bittersweet emotion that I must inform you of an event just announced in a PROM Town Hall meeting. For those of you not in attendance or on the call, I apologize for conveying this news via email.

Per the attached press release, BioMarin Pharmaceuticals is acquiring 100% of Prosensa. This will likely surprise many of you; however, following the positive FDA feedback in June, the promise of drisapersen and the rest of our pipeline has drawn the attention of many leaders in our industry. Rest assured that a rigorous due diligence process was conducted by both parties to reach a mutually favorable agreement that will ultimately benefit the company.

BioMarin focuses on rare genetic diseases, developing and commercializing innovative biopharmaceuticals for serious diseases and medical conditions, which is very similar to our own mission at Prosensa. Patients have been and remain our number one priority, and we want to ensure drisapersen and our follow-on products are made available as quickly and efficiently as possible. We believe that our very promising portfolio of rare-disease products will combine very well with BioMarin’s portfolio, who is one of the leaders in rare diseases.

As you know, getting a product approved and commercializing is an incredible undertaking. BioMarin has successfully developed and brought 5 products to patients in the rare disease space since 1997. BioMarin has the resources, bandwidth and experience to get our RNA drugs to market - but it wouldn’t be possible without the tremendous amount of work that Prosensa has done and we will continue to do.  BioMarin’s experience augments our capabilities as we enter into a highly competitive commercial market and enhances our ability to fulfil the promise of our pipeline. Their extensive experience and infrastructure will enhance our mission to bring much needed therapies to patients on a global basis quickly and more efficiently.

All the work and effort that has gone into getting drisapersen and our follow-on compounds to this point has the potential to have a huge impact on patients, and for that we should feel a sense of accomplishment and pride. BioMarin recognizes that Prosensa employees will be integral to the success of drisapersen and our follow-on products.

I realize you will all have many questions, and we will continue to hold various Q&A sessions throughout the course of the next few weeks to address any queries and concerns that you have. Furthermore, members of the BioMarin leadership team will also be visiting our offices very soon to provide you with an overview of the process that will follow.

We are incredibly excited about the positive future that this merger will bring for patients and for the company. BioMarin’s extensive expertise in this area will enable a higher likelihood for success.

I cannot thank all of you enough for the incredible work that you have done over the last 12 years to bring us to this point and especially over the last year during some very challenging times for the company.

With best regards,

Hans

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE ACQUISITION, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE ACQUISITION, SUCH AS REGULATORY APPROVAL FOR THE TRANSACTION AND THE TENDER OF AT LEAST 80% OF THE OUTSTANDING ORDINARY SHARES OF THE COMPANY, THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN THE COMPANY’S PUBLIC FILINGS WITH THE SEC, INCLUDING THE “RISK FACTORS” SECTIONS OF THE COMPANY’S ANNUAL REPORT ON FORM 20-F FOR THE YEAR ENDED DECEMBER 31, 2013, AS WELL AS THE TENDER OFFER DOCUMENTS TO BE FILED BY BIOMARIN AND THE SOLICITATION/RECOMMENDATION STATEMENT TO BE FILED BY THE COMPANY.  THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS.  THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS.  IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS.  BIOMARIN AND THE COMPANY DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THE TENDER OFFER FOR THE OUTSTANDING ORDINARY SHARES OF THE COMPANY HAS NOT BEEN COMMENCED.  THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL COMPANY SHARES.  THE SOLICITATION AND OFFER TO BUY COMPANY SHARES WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS.  AT THE TIME THE OFFER IS COMMENCED, BIOMARIN WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) AND THEREAFTER, THE COMPANY WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE OFFER.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.  THE OFFER TO PURCHASE, SOLICITATION/RECOMMENDATION STATEMENT AND RELATED MATERIALS WILL BE FILED BY BIOMARIN AND THE COMPANY WITH THE SEC, AND INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY BIOMARIN AND THE COMPANY WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV.  INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY AT WWW.PROSENSA.EU.